Exhibit 99.3

SHINECO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On October 21, 2022, Shineco, Inc. (the “Company”), through its wholly-owned subsidiary, Shineco Life Science Research Co., Ltd. (“Shineco Life Science”), entered into a stock purchase agreement (the “Agreement”) with Beijing Kanghuayuan Medicine Information Consulting Co., Ltd., a company established under the laws of China (“Seller”), and Changzhou Biowin Pharmaceutical Co., Ltd., a company established under the laws of China (“Biowin”), pursuant to which Shineco Life Science would acquire 51% of the issued equity interests of Biowin from Seller (the “Acquisition”). On December 30, 2022, Shineco Life Science closed the acquisition of 51% of the issued equity interests of Biowin. As the consideration for the acquisition, the Company paid to Seller US$9.0 million in cash and the Company issued 3,260,000 shares (the “Shares”) of the Company’s common stock, par value US$0.001 per share (the “Common Stock”) to the equity holders of Biowin or any persons designated by Biowin. According to the Supplementary Agreement, dated as of December 30, 2022, by and among the Shineco Life Science, the Seller and Biowin, the Seller enjoyed 51% of the issued equity interests of Biowin before January 1, 2023, and transferred the 51% of the issued equity interests of Biowin together with its controlling rights of production and operation of Biowin to the Subsidiary from January 1, 2023.

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated pro forma effect of the Acquisition.

The unaudited pro forma condensed combined financial information presented has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the SEC’s final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited proforma condensed combined balance sheet as of December 31, 2022, together with the unaudited condensed combined statements of operations for the year ended June 30, 2022 and for the six months ended December 31, 2022 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The pro forma adjustments and allocation of the Purchase Price are preliminary, are based on management’s current estimates of the fair value of the assets to be acquired and liabilities to be assumed, and are based on currently available information, including preliminary work performed by independent valuation specialists.

As of the date hereof, we have not completed the detailed valuation analysis and calculations necessary to arrive at final estimates of the fair market value of the assets of Biowin to be acquired and the liabilities to be assumed and the related allocations of the Purchase Price. Accordingly, certain of Biowin’s assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values.

Actual results will differ from the unaudited pro forma condensed combined financial information provided herein once we have completed the valuation analysis necessary to finalize the required Purchase Price allocations and identified any additional conforming accounting policy changes for Biowin. There can be no assurance that such finalization will not result in material changes to the unaudited pro forma condensed combined financial information presented.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes below.

The unaudited pro forma condensed combined financial information and accompanying notes are based on, and should be read in conjunction with, (i) the historical audited consolidated financial statements of the Company and accompanying notes for the year ended June 30, 2022, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022; and the historical unaudited consolidated financial statements of the Company and accompanying notes for the period ended December 31, 2022, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, and (ii) the historical audited financial statements of Biowin and accompanying notes included for the year ended June 30, 2022, and the historical unaudited financial statements of Biowin and accompanying notes for the six months period ended December 31, 2022, each of which are filed as Exhibits 99.1 and 99.2, respectively, with this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on currently available information and assumptions that we believe are reasonable under the circumstances. They do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the Acquisition been completed on the dates indicated, or on any other date, nor are they necessarily indicative of our future consolidated results of operations or consolidated financial position as a result of the Acquisition. Our actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of the Company and Biowin following the date of the unaudited pro forma condensed combined financial statements.

SHINECO, INC.

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2022

	SHINECO, INC.	BIOWIN	Pro Forma Adjustments		Note	Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,442,607	$621,979		$(9,140,985)	(e)(f)	$7,923,601
Accounts receivable, net	2,191,397	807,771				2,999,168
Due from related parties, net	5,830,947	-				5,830,947
Inventories, net	18,184,515	549,299		235,037	(o)	18,968,851
Advances to suppliers, net	-	19,511				19,511
Prepayment for business acquisition	12,097,000	-			(i)	12,097,000
Other current assets, net	1,533,641	30,468				1,564,109
TOTAL CURRENT ASSETS	56,280,107	2,029,028		(8,905,948)		49,403,187

Property and equipment, net	1,168,891	190,790		(52,538)	(p)	1,307,143
Intangible assets, net	-	-		10,781,107	(a)(h)	10,781,107
Investment in unconsolidated entity	611,225	-				611,225
Long-term deposit and other noncurrent assets	7,192	-				7,192
Operating lease right-of-use assets	992,591	173,831				1,166,422
Goodwill	-	-		6,574,743	(b)	6,574,743
Deferred tax assets, net	-	346,523		-		346,523
TOTAL ASSETS	$59,060,006	$2,740,172		$8,397,365		$70,197,543

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$-	$1,594,596	$			$1,594,596
Accounts payable	1,502	349,989				351,491
Advances from customers	-	407,437				407,437
Due to related parties	2,465,083	35,998				2,501,081
Other payables and accrued expenses	2,623,870	194,859				2,818,729
Operating lease liabilities - current	232,656	185,120				417,776
Convertible note payable	14,724,932	-				14,724,932
Taxes payable	575,231	30,752				605,983
TOTAL CURRENT LIABILITIES	20,623,274	2,798,751		-		23,422,025

Income tax payable - noncurrent portion	446,860	-				446,860
Operating lease liabilities - non-current	561,490	45,730				607,220
Deferred tax liabilities	-	-		1,652,422	(j)(m)	1,652,422
TOTAL LIABILITIES	21,631,624	2,844,481		1,652,422		26,128,527

Commitments and contingencies	-	-				-

SHAREHOLDERS’ EQUITY (DEFICIT)
Common stock; par value $0.001, 100,000,000 shares authorized;
22,917,356 shares issued and outstanding at December 31, 2022	19,657	-		3,260	(c)	22,917
Additional paid-in capital	63,985,227	2,937,800		155,940	(c)(d)	67,078,967
Subscription receivable	(3,532,340)	-				(3,532,340)
Statutory reserve	4,198,107	-				4,198,107
Accumulated deficit	(23,581,618)	(3,026,914)		2,001,455	(e)(d)(g)(m)(n)	(24,607,077)
Accumulated other comprehensive gain (loss)	(3,268,590)	(15,195)		9,560	(n)	(3,274,225)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	37,820,443	(104,309)		2,170,215		39,886,349
Non-controlling interest	(392,061)	-		4,574,728	(k)(n)	4,182,667
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$59,060,006	$2,740,172		$8,397,365		$70,197,543

SHINECO, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2022

	SHINECO, INC.	BIOWIN	Pro Forma Adjustments		Note	Pro Forma Combined

REVENUE	$1,074,945	$1,914,279	$			$2,989,224

COST OF REVENUE
Cost of product and services	822,752	982,784				1,805,536
Stock written off due to natural disaster	462,936	-				462,936
Business and sales related tax	2	1,857				1,859
Total cost of revenue	1,285,690	984,641		-		2,270,331

GROSS INCOME (LOSS)	(210,745)	929,638		-		718,893

OPERATING EXPENSES
General and administrative expenses	4,203,856	780,275		634,183	(g)	5,618,314
Research and development expenses	-	459,381				459,381
Selling expenses	18,551	176,293				194,844
Total operating expenses	$4,222,407	$1,415,949		$634,183		$6,272,539

LOSS FROM OPERATIONS	(4,433,152)	(486,311)		(634,183)		(5,553,646)

OTHER INCOME (EXPENSE)
Loss from equity method investment	(6,221)	-				(6,221)
Other income, net	28,758	46,591				75,349
Amortization of debt issuance costs	(355,972)					(355,972)
Interest expenses, net	(448,244)	(31,593)				(479,837)
Total other income (expenses)	(781,679)	14,998		-		(766,681)

LOSS BEFORE PROVISION FOR INCOME TAXES	(5,214,831)	(471,313)		(634,183)		(6,320,327)
						-
BENEFIT FOR INCOME TAXES	-	(144,915)		(95,127)		(240,042)

NET LOSS	(5,214,831)	(326,398)		(539,056)		(6,080,285)
						-
Net loss attributable to non-controlling interest	(5,236)	-		(424,072)	(n)	(429,308)

NET LOSS ATTRIBUTABLE TO SHINECO, INC.	(5,209,595)	(326,398)		(114,984)		(5,650,977)

COMPREHENSIVE LOSS
Net loss	(5,214,831)	(326,398)		(539,056)		(6,080,285)
Other comprehensive loss: foreign currency translation loss	(1,156,311)	(10,555)				(1,166,866)
Total comprehensive loss	(6,371,142)	(336,953)		(539,056)		(7,247,151)
Less: comprehensive income (loss) attributable to non-controlling interest	6,287	-		(429,244)	(n)	(422,957)

COMPREHENSIVE LOSS ATTRIBUTABLE TO SHINECO, INC.	$(6,377,429)	$(336,953)		$(109,812)		$(6,824,194)

Weighted average number of shares basic and diluted	16,249,657	-		3,260,000	(l)	19,509,657

Basic and diluted loss per common share	$(0.32)					(0.31)

SHINECO, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2022

	SHINECO, INC.	BIOWIN		Pro Forma Adjustments		Note	Pro Forma Combined

REVENUE	$2,186,460		$4,169,488	$			$6,355,948

COST OF REVENUE
Cost of product and services	2,222,880		940,330				3,163,210
Stock written off due to natural disaster	1,574,241		-				1,574,241
Business and sales related tax	2		7,138				7,140
Total cost of revenue	3,797,123		947,468		-		4,744,591

GROSS INCOME (LOSS)	(1,610,663)		3,222,020		-		1,611,357

OPERATING EXPENSES
General and administrative expenses	20,216,802		665,417		1,409,351	(e)(g)	22,291,570
Research and development expenses	-		1,154,045				1,154,045
Selling expenses	43,197		723,707				766,904
Impairment loss of distribution rights	1,140,551		-				1,140,551
Total operating expenses	$21,400,550		$2,543,169		$1,409,351		$25,353,070

INCOME (LOSS) FROM OPERATIONS	(23,011,213)		678,851		(1,409,351)		(23,741,713)

OTHER INCOME (EXPENSE)
Impairment loss on an unconsolidated entity	$(165,349)	$		$			$(165,349)
Loss from equity method investment	(132,554)		-				(132,554)
Other income, net	51,253		100,112				151,365
Amortization of debt issuance costs	(1,379,777)						(1,379,777)
Interest expenses, net	(288,370)		(53,450)				(341,820)
Total other income (expenses)	(1,914,797)		46,662		-		(1,868,135)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES FROM CONTINUING OPERATIONS	(24,926,010)		725,513		(1,409,351)		(25,609,848)
							-
BENEFITS (EXPENSES) FOR INCOME TAXES	(292,266)		105,246		(190,255)		(377,275)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(24,633,744)		620,267		(1,219,096)		(25,232,573)
							-
DISCONTINUED OPERATIONS:							-
Loss on disposal of discontinued operations	(2,433,395)		-				(2,433,395)
Net loss from discontinued operations	(2,433,395)		-		-		(2,433,395)

NET INCOME (LOSS)	(27,067,139)		620,267		(1,219,096)		(27,665,968)
							-
Net loss attributable to non-controlling interest	(34,045)				(297,814)	(n)	(331,859)

NET INCOME (LOSS) ATTRIBUTABLE TO SHINECO, INC.	(27,033,094)		620,267		(921,282)		(27,334,109)

COMPREHENSIVE INCOME (LOSS)
Net income (loss)	(27,067,139)		620,267		(1,219,096)		(27,665,968)
Other comprehensive loss: foreign currency translation loss	(1,332,936)		(8,955)				(1,341,891)
Total comprehensive income (loss)	(28,400,075)		611,312		(1,219,096)		(29,007,859)
Less: comprehensive income (loss) attributable to non-controlling interest	1,970		-		(302,202)	(n)	(300,232)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO SHINECO, INC.	$(28,402,045)		$611,312		$(916,894)		$(28,707,627)

Weighted average number of shares basic and diluted	9,458,077		-		3,260,000	(l)	12,718,077

Basic and diluted loss per common share	(2.86)						(2.17)

Loss per common share
Continuing operations - Basic and Diluted	(2.60)						(1.98)
Discontinued operations - Basic and Diluted	(0.26)						(0.19)
Net loss per common share - basic and diluted	(2.86)						(2.17)

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company and the historical financial statements of Biowin. The unaudited pro forma condensed combined financial statements are prepared as a business combination using the purchase accounting method.

The unaudited proforma condensed combined balance sheet as of December 31, 2022, together with the unaudited condensed combined statements of operations for the year ended June 30, 2022 and for the six months ended December 31, 2022 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The Acquisition will be accounted for under the purchase accounting method of accounting in accordance with FASB ASC 805, Business Combinations, using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. We are treated as the “acquirer” and Biowin is treated as the “acquired” company for financial reporting purposes. Accordingly, the purchase consideration allocated to the Biowin business’s net assets and liabilities for preparation of the unaudited pro forma condensed combined balance sheet is based upon their estimated preliminary fair values assuming the Acquisition was completed as of December 31, 2022. The amount of the purchase consideration that was in excess of the estimated preliminary fair values of the Biowin’s business’s net assets and liabilities at December 31, 2022 is recorded as goodwill in the unaudited pro forma condensed combined balance sheet.

We have not yet completed the detailed valuation studies necessary to arrive at the final estimates of the fair value of Biowin’s assets to be acquired, the liabilities to be assumed and the related allocations of the Purchase Price.

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited condensed combined pro forma statements of operations, expected to have a continuing impact on the results of operations of the combined company.

Actual results may differ from these unaudited pro forma condensed combined financial statements once we have determined the final Purchase Price for Biowin and have completed the valuation studies necessary to finalize the required Purchase Price allocations and identified any additional conforming accounting policy changes. There can be no assurance that such finalization will not result in material changes to the unaudited pro forma condensed combined financial information presented. The preliminary unaudited pro forma Purchase Price allocation has been made solely for preparing these unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements do not purport to represent what the actual consolidated results of operations of the Company would have been had the Merger been completed on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Note 2. Accounting Policies

The unaudited pro forma condensed combined financial statements may not reflect all reclassifications necessary to conform Biowin’s presentation to that of the Company’s. As a result, we may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

Note 3. Preliminary Purchase Consideration and Purchase Price Allocation

Under the purchase method of accounting, the identifiable assets acquired and liabilities assumed are recorded at the fair values. The Purchase Price allocation provided in these pro forma condensed combined financial statements is preliminary and based on estimates of the fair value as of December 31, 2022, not January 1, 2023 which was the actual date of the Merger Closing.

We have engaged a third-party valuation company to assist us with valuation of the Biowin’s assets and liabilities. The detailed valuation necessary to estimate the fair value of the assets acquired and liabilities assumed has not yet been completed; accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimate of the Company and are subject to change once additional analyses are completed. There can be no assurance that such third-party valuation work will not result in material changes from the preliminary accounting treatment included in the accompanying unaudited pro forma condensed combined financial statements.

The Purchase Price, as provided in the Merger Agreement, provides for the Sellers to receive 3,260,000 common shares of the Company and US$9.0 million in cash consideration. The 3,260,000 common shares were fair valued, taking into consideration a liquidity discount reflecting the 180-day resale restriction on the issued shares.

Estimated fair value of common shares issued	$3,097,000
Cash	9,000,000
Estimated fair value of consideration transferred	$12,097,000

The table below represents the preliminary allocation of the estimated total Purchase Price to Biowin’s business’s assets and liabilities in the Merger based on our preliminary estimate of their respective fair values.

Description	Estimated Fair Value
Assets acquired:
Cash and cash equivalents	$621,979
Accounts receivable, net	807,771
Inventory	784,336
Prepaid expenses and deposits	49,979
Property and equipment, net	138,252
Intangible assets	12,683,656
Operating lease right-of-use assets	173,831
Goodwill	6,574,743
Deferred tax assets, net	346,523
Total assets acquired	22,181,070

Liabilities assumed:
Short-term bank loans	1,594,596
Accounts payable	349,989
Advances from customers	407,437
Other current liabilities	446,729
Operating lease liabilities - non-current	45,730
Deferred tax liabilities	1,937,804
Total liabilities acquired	4,782,285
Less: non-controlling interest	5,301,785
Estimated fair value of net assets acquired	$12,097,000

Our unaudited pro forma Purchase Price allocation includes certain identifiable intangible assets with an estimated fair value of approximately US$12,683,656. These intangible assets include patents, trademarks, trade secrets and product formulation knowledge each of which is expected to have a finite life and are expected to be amortized using the straight-line method over the respective lives of each asset.

Goodwill represents the amount of the Purchase Price in excess of the estimated preliminary amounts assigned to the fair value of the Biowin’s assets acquired and the liabilities assumed. Since these amounts are estimates, the final amount of goodwill recorded may differ materially from the amount presented. Goodwill will not be amortized, but will be tested for impairment at least annually for events or circumstances that may indicate a possible impairment exists. In the event management determines that the value of goodwill has been impaired, we will incur an impairment charge during the period in which the determination is made.

The preliminary fair value of the identifiable intangible assets acquired was estimated using a combination of different methods under the Cost-Based Approach. The Cost-Based Approach is a general way of determining a value indication of a business, business ownership interest, security, or intangible asset by using one or more methods that convert anticipated economic benefits into a present single amount. This valuation technique requires us to make certain assumptions about future operating and financial performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, the relationship between the assets acquired and the business as a whole, and the experience of the acquired business. Such valuation methodologies and estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

This preliminary unaudited pro forma Purchase Price allocation has been made solely for the purpose of preparing these unaudited pro forma condensed combined financial statements. The final total consideration and amounts allocated to Biowin’s acquired assets and assumed liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of the assets or an increase in the fair value of the liabilities from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Merger. In addition, if the value of the property and equipment and identifiable intangible assets is higher than the amounts included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation and amortization expense than is presented in the unaudited pro forma condensed combined statements of operations. Any such increases could be material and could result in our actual future financial condition and results of operations differing materially from those presented in the unaudited pro forma condensed combined financial statements.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger and has been prepared for informational purposes only and are not intended to indicate the results of future operations or the financial position of either company.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Merger, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The following items are presented as reclassifications in the unaudited pro forma condensed combined financial statements:

(a)	Adjustment includes preliminary estimated fair value of intangible assets acquired by Biowin.

(b)	Adjustment reflects preliminary estimated goodwill.

(c)	Adjustment reflects the preliminary estimated fair value of the common shares issued to Biowin’s equity holders. This equity consideration is included in the preliminary estimated fair value of the consideration transferred in the Merger.

(d)	Adjustment includes the elimination of the historical additional paid-in capital and accumulated deficit of Biowin.

(e)	Represents pro forma adjustment to eliminate transaction expenses related to the Merger incurred by the Company and Biowin, which will not be recurring after the completion of the Merger.

(f)	Adjustment reflects the cash consideration to be paid to acquire Biowin.

(g)	Includes the cumulative impact of preliminary amortization expense for identifiable intangible assets acquired.

(h)	Adjustment includes the cumulative impact of the amortization of identifiable intangible assets.

(i)	Release of prepayment for business acquisition of Biowin made in advance as the consideration of US$12,097,000.

(j)	To record the increase of deferred tax liabilities as a result of the increase in value of intangible assets and inventories, which may be taxable in the future.

(k)	Adjustment reflects portion of net assets of Biowin attributable to 49% non-controlling interest.

(l)	Increase in the weighted average shares in connection with the issuance of 3,260,000 common shares as the consideration of the acquisition.

(m)	To record the reversal of deferred tax liabilities as a result of the amortization of identifiable intangible assets.

(n)	Adjustment reflects portion of comprehensive income (loss) of Biowin attributable to 49% non-controlling interest.

(o)	Adjustment includes preliminary estimated fair value of inventories acquired by Biowin.

(p)	Adjustment includes preliminary estimated fair value of property and equipment acquired by Biowin.